EXHIBIT 10.16

                    SECOND AMENDMENT TO THE NEFF CORP.
                             PHANTOM STOCK PLAN


    This Second Amendment to the Neff Corp. Phantom Stock Plan dated January 1, 1997 (the "Plan" is made as of January 5, 1999. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan.

     WHEREAS the Company has effected an 84.65 for 1.00 stock split of the Class A Common Stock ant the Class B Common Stock; and

     WHEREAS the Plan Administrator wishes to amend the Plan and the Phantom Stock Agreements issued under the Plan to reflect the foregoing changes in the Company's capital structure;

     Now therefore, pursuant to Article X of the Plan, the Plan Administrator hereby amends the Plan as follows:

    Section 2.8 is modified by deleting it in its entirety and replacing it with the following text:

         EQUITY DIVISOR means the sum of (i) the total number of shares of Stock of the Company which have been issued as of the Valuation Date and (ii) shares which have been reserved for issuance either in connection with options granted to employees or in connection with the conversion of the Class B Common Stock.

     IN WITNESS WHEREOF, the Plan Administrator has executed this First Amendment to the Plan as of the day and year indicated above.


                                                /s/ Kevin P. Fitzgerald
                                                --------------------------------
                                                    Kevin P. Fitzgerald